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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, except for Note 7, as to which the date is March 13, 2000, in the Registration Statement (Form S-1) and related Prospectus of PacketVideo Corporation for the registration of shares of its common stock to be filed on March 14, 2000.



                                   /s/ Ernst & Young LLP


San Diego, California
March 13, 2000